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                                                                   EXHIBIT 4.21

                                                                 EXECUTION COPY


















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                             SECOND AMENDMENT TO
                              WALBRO CORPORATION
                               CREDIT AGREEMENT

                           COMERICA BANK, as AGENT

                           HARRIS BANK, as CO-AGENT

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                 SECOND AMENDMENT TO WALBRO CREDIT AGREEMENT



     THIS SECOND AMENDMENT ("Second Amendment") is made as of this 17th day of March, 1997 by and among Walbro Corporation, a Delaware corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

     RECITALS:

     A. Company, Agent and certain of the Banks entered into that certain Amended and Restated Walbro Corporation $135,000,000 Credit Agreement dated as of September 22, 1995 (as amended by that First Amendment to Walbro Credit Agreement dated as of March 8, 1996, the "Credit Agreement") under which such Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

     B. At the Company's request, Agent and the Banks have agreed to make certain amendments to the Credit Agreement to make certain changes as hereinafter set forth, but only on the terms and conditions set forth in this Second Amendment .

     NOW THEREFORE, Company, Agent and the Banks agree:

     1.   Section 1 of the Credit Agreement is amended as follows:

     (a) Section 1.4 (the definition of "Activation Fee") is hereby deleted and replaced with the word "[Reserved]."

     (b)  Section 1.35A is added to the Credit Agreement, immediately following
          Section 1.35, as follows:

               "1.35B `Convertible Debentures' shall mean the eight percent (8%) convertible subordinated debentures due 2017, issued by the Company to the Walbro Capital Trust, all on the terms and conditions set forth in the Indenture dated as of February 3, 1997 between the Company and Bankers Trust Company, as trustee, as amended (subject to the terms hereof) from time to time."

     (c)  Section 1.35C is added to the Credit Agreement, immediately following
          Section 1.35A, as follows:

               "1.35B `De Minimis Redemptions' shall mean redemptions from and after the date of this Agreement in an aggregate amount not to exceed One Million Dollars ($1,000,000) principal amount of the Convertible Debentures (and the Preferred Securities), plus accrued interest upon the principal amount so redeemed (determined in accordance with the indenture, declaration of trust and other documents governing the Convertible Debentures and the Preferred




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          Securities), effected from and after the date hereof in connection with or necessary to cause a Conversion."

     (d)  Section 1.35A is added to the Credit Agreement, immediately following
          Section 1.39, as follows:

               "1.35A `Conversion' shall mean the conversion (subject to the terms hereof) of the Convertible Debentures (and the Preferred Securities), subject only to De Minimis Redemptions, into common stock of the Company pursuant to the terms of the indenture, declarations of trust and other documents governing the Convertible Debentures and the Preferred Securities."

     (e) Sections 1.41A and 1.41B are added to the Credit Agreement, immediately following Section 1.41, as follows:

               "1.41A `DEZ Guaranty' shall mean any guaranty or other support provided by the Company or any of its Subsidiaries, for the benefit of the DEZ Joint Venture, covering Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding."

               "1.41B `DEZ Joint Venture' shall mean a Joint Venture doing business in the Detroit Empowerment Zone."

     (f) Section 1.67 (the definition of "Fees") is amended to replace the words "Revolving Credit Commitment Fee" (beginning in the second line thereof) with the words "Revolving Credit Facility Fee" and to delete, in the second line thereof, the words "the Activation Fee,".

     (g) Section 1.87 (the definition of "Intercompany Loan") is amended and restated in its entirety, as follows:

               "1.87 `Intercompany Loan' shall mean any loan (or advance in the nature of a loan) by the Company or any 100% Subsidiary to another 100% Subsidiary; provided, however that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Banks; and provided further however that a 100% Subsidiary may receive loans (or advances in the nature of loans) from the Company or another 100% Subsidiary up to an aggregate amount of $250,000 at any time outstanding which shall not be required to be subordinated according to the terms hereof, so long as the aggregate amount of all such unsubordinated loans or advances to 100% Subsidiaries does not exceed $1,000,000 at any time outstanding.

     (h)  Section 1.95A is added to the Credit Agreement, immediately following
          Section 1.95, as follows:

               "1.95A `Joint Venture Guaranties' shall mean, any guaranties or other support provided by the Company or any





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          of its Subsidiaries, for the benefit of any Joint Venture. For the purposes of this definition, Joint Venture Guaranties shall not include the DEZ Guaranty."

     (i)  Section 1.115A is added to the Credit Agreement, immediately following
          Section 1.115, as follows:

               "1.115A `Operating Lease Expense' shall mean, with respect to any Person or any period, the aggregate rental obligations of such Person payable in respect of such period which do not constitute Capitalized Lease Obligations, net of income from subleases related thereto, but including taxes, insurance, maintenance and similar costs incurred under said leases."

     (j)  Section 1.128A is added to the Credit Agreement, immediately following
          Section 1.128, as follows:

               "1.128A `Preferred Securities' shall mean the eight percent (8%) convertible trust preferred securities issued and sold by Walbro Capital Trust pursuant to the Amended and Restated Declaration of Trust of Walbro Capital Trust dated as of February 3, 1997, as amended (subject to the terms hereof) from time to time."

     (k) Section 1.141 (the definition of "Revolving Credit") is amended to replace the words "Revolving Credit Maximum Amount" (beginning in the fourth line thereof) with the words "Revolving Credit Aggregate Commitment".

     (l) Section 1.143 (the definition of "Revolving Credit Commitment Fee") is deleted and replaced in its entirety by the following:

               "1.143 `Revolving Credit Facility Fee' shall mean the facility fee payable to Agent for distribution to the Banks pursuant to Section
          2.13 hereof."

     (m) Sections 1.144 (the definition of "Revolving Credit Designated Unused Portion") and 1.146 (the definition of "Revolving Credit Maximum Amount") are deleted in their entirety and replaced in each case with the word "[Reserved]".

     (n) Section 1.145 (the definition of "Revolving Credit Maturity Date") is amended to replace the words "Revolving Credit Maximum Amount" (in the fourth line thereof) with the words "Revolving Credit Aggregate Commitment".

     (o) Section 1.157 (the definition of "Subordinated Debt") is amended and restated in its entirety, as follows:

               "1.157 `Subordinated Debt' shall mean the Preferred Securities and the Convertible Debentures and any other unsecured Debt which is subordinated to the prior payment




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          and discharge in full of the Indebtedness, on written terms and conditions approved by and acceptable to each of the Banks, in their sole discretion."

     (p) Section 1.165 (the definition of "Term Loan Funding Period") is amended and restated in its entirety to read as follows:

               "1.165 `Term Loan Funding Period' shall mean a period which terminated on March 17, 1997."

     (q) Sections 1.182A and 1.182B are added to the Credit Agreement, immediately following Section 1.182, as follows:

               "1.182A `Walbro Capital Trust' shall mean Walbro Capital Trust, a statutory business trust formed under the laws of the State of Delaware."

               "1.182B `Walbro Capital Trust Guaranty' shall mean the guaranty by the Company of the payment of distributions out of monies held by Walbro Capital Trust and of payments on the liquidation of Walbro Capital Trust or the redemption of the Preferred Securities, all or terms and conditions set forth in the indenture, the declaration of trust and the other documents governing the Convertible Debentures and the Preferred Securities."

     2.   Section 2 of the Credit Agreement is amended as follows:

     (a) Section 2.5(c)(iv) (setting minimum amount of Swing Line Advances) is amended to change the reference to "Five Hundred Thousand Dollars ($500,000)" wherever it appears therein to "Three Hundred Thousand Dollars ($300,000)".

     (b)  Section 2.13 is amended and restated in its entirety, as follows:

               "2.13 Revolving Credit Facility Fee. (a) From the date on which the Second Amendment to this Agreement becomes effective to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks pro rata, a Revolving Credit Facility Fee in Dollars equal to the product of the Applicable Fee Percentage per annum, times the Revolving Credit Aggregate Commitment then in effect (whether used or unused), calculated on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing April 1, 1997, and on the first day of each calendar quarter thereafter and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed, giving immediate effect to any changes in the Applicable Fee Percentage. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the



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          next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fee shall not be refundable under any circumstances.

          "(b) The required payment of the Revolving Credit Facility Fee due under subparagraph (a) of this Section 2.13 on April 1, 1997 shall be accompanied by payment in the amount of the Revolving Credit Commitment Fee in effect under this Agreement prior to the date on which the Second Amendment becomes effective (accrued to such date), for distribution to the Banks pro rata based on the Percentages in effect prior to the date on which the Second Amendment to this Agreement becomes effective."

     (c) Section 2.15 (Optional Reduction or Termination of Revolving Credit Maximum Amount) is amended as follows:

          i) to change the reference to "Revolving Credit Maximum Amount" wherever it appears therein (including the heading) to "Revolving Credit Aggregate Commitment";

          ii) to delete the proviso in the first two lines of said Section (beginning with the words "Provided that" and ending with the words "zero (0), the", such that Section 2.15 shall begin with the words "Company may"; and

          iii) to change the reference to "Revolving Credit Commitment Fee" (in the thirteenth line thereof) to "Revolving Credit Facility Fee".

     (d) Sections 2.16 and 2.17 are deleted in their entirety and, in each case, replaced by the word "[Reserved]".

     3.   Section 8 of the Credit Agreement shall be amended as follows:

     (a) Sections 8.3(b), 8.3(c), and 8.3(d) (reporting requirements) are each amended and restated in their entirety, as follows:

               "(b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, (i) a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Banks, together with an unaudited Consolidating report of Company and its Subsidiaries (or, in lieu of such Consolidating report, other financial reports as to the financial condition, on an individual basis, of each of the Permitted Borrowers and Guarantors, in form reasonably acceptable to Agent and the Majority Banks) certified by an authorized officer of Company as to consistency (with prior financial




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          reports and accounting periods), accuracy and fairness of
          presentation; (ii) a Covenant Compliance Report; and (iii) copies of all reports and management letters prepared with respect to the Company or any of its Subsidiaries by any independent certified public accountants in connection with any annual, interim or other audit or review of the books of the Company or its Subsidiaries, irrespective of the party requesting such an audit or review;" and

               "(c) as soon as available, and in any event within sixty (60) days after and as of the end of each quarter, excluding the last quarter of each fiscal year, (i) a Consolidated financial report consisting of a balance sheet, income statement and statement of cash flows of Company and its Subsidiaries and a Consolidating financial report covering such matters as to the Company and its Significant Subsidiaries, certified in each case by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation, and (ii) a Covenant Compliance Report;" and

               "(d) as soon as available, and in any event within thirty (30) days after the end of each calendar month, excluding those months ending on the last day of each fiscal quarter, (i) a Consolidated financial report consisting of a balance sheet, income statement, statement of cash flows and statement of shareholder's equity of Company and its Subsidiaries and a Consolidating financial report covering such matters as to the Company and its Significant Subsidiaries and (ii) a Capital Expenditures report in connection with each of the Company's Capital Expenditures (or group or series of related Capital Expenditures) in excess of $50,000, each such report to include the proposed budget for such Capital Expenditures, actual expenditures related thereto, and the budget to completion, in each case certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation;"

     (b) Section 8.5 (Funded Debt Ratio) is amended and restated in its entirety, as follows:

               "8.5 Funded Debt Ratio. On a Consolidated basis, have and cause its Subsidiaries to have, as of the end of each fiscal quarter, a Funded Debt Ratio which will at no time exceed:

          (a)  from December 31, 1996 to March 30, 1997, 5.20 to 1.0;

          (b)  from March 31, 1997 to September 29, 1997, 4.65 to
               1.0;




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\
          (c)  from September 30, 1997 to December 30, 1997, 4.50 to
               1.0;

          (d)  from December 31, 1997 to March 30, 1998, 3.95 to 1.0;

          (e)  from March 31, 1998 to June 29, 1998, 3.85 to 1.0;

          (f)  from June 30, 1998 to September 29, 1998, 3.75 to 1.0;

          (g)  from September 30, 1998 to December 30, 1998, 3.65 to
               1.0;

          (h)  from December 31, 1998 to December 30, 1999, 3.0 to
               1.0; and

          (i)  from and after December 31, 1999, 2.75 to 1.0.

     (c) Section 8.6 (Interest Coverage Ratio) is amended and restated in its entirety, as follows:

               "8.6 Maintain Interest Coverage Ratio. On a Consolidated basis, have and cause its Subsidiaries to have, as of the end of each fiscal quarter, an Interest Coverage Ratio of not less than:

          (a)  as of December 31, 1996, 1.50 to 1.0;

          (b)  from January 1, 1997 to September 29, 1997, 1.4 to
               1.0;

          (c)  from September 30, 1997 to December 30, 1997, 1.45 to
               1.0;

          (d)  from December 31, 1997 to December 30, 1998, 1.7 to
               1.0;

          (e)  from December 31, 1998 to December 30, 1999, 2.0 to
               1.0;

          (f)  from December 31, 1999 to December 30, 2000, 2.40 to
               1.0; and

          (g)  from and after December 31, 2000, 2.75 to 1.0.

     (d) Section 8.17(a) is amended to add the following sentence to the end of such clause:

                    "Notwithstanding the foregoing, Walbro Capital Trust shall not be required to execute and deliver a joinder agreement to the Domestic Guaranty."

     (e) Section 8.17(b) is amended to add the following sentence to the end of such clause:





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                    "Notwithstanding the foregoing, the Company shall not be
               required to pledge to the Banks the share capital of Walbro Capital Trust owned by the Company."

     4. Sections 9 and 12 of the Credit Agreement are amended as follows:

     (a) Section 9.1 is amended and restated in its entirety, to read as follows:

               "9.1 Capital Structure and Redemptions. Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure; provided however that

                    (i) the issuance of additional voting common stock or the
               distribution (but not redemption) of the Convertible Debentures to the holders of the Preferred Securities resulting from a "Special Event" under the indenture, declaration of trust and other documents governing the Convertible Debentures and the Preferred Securities shall not be deemed to constitute a material change in capital structure; and

                    (ii) with respect to the Significant Subsidiaries (other
               than Walbro Capital Trust) owned by Company or any of its Domestic Subsidiaries, any increase in the share capital (or the creation of any new share capital) of any of such Significant Subsidiaries shall be permitted only if, at the time of any such increase or the creation of any new shares, as the case may be, such shares are immediately subjected to a pledge and security interest in favor of the Collateral Agent, for and on behalf of the Lenders, pursuant to the applicable Collateral Documents (to the extent required thereunder), and all steps are taken as necessary under applicable law to perfect each such pledge and security interest."

     (b) Section 9.4 is amended and restated in its entirety, to read as follows:

               "9.4 Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for
          (a) the Guaranties, (b) the Permitted Guaranties, (c) the Walbro Capital Trust Guaranty, (d) the DEZ Guaranty, (e) to the extent permitted by Section 9.8(h), the Joint Venture Guaranties and (f) guaranties provided by the Company or any Subsidiary in the ordinary course of business for the benefit of any 100% Subsidiary covering (i) workers compensation obligations imposed under applicable law, or (ii) leases of real or personal property which do not




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          constitute Capitalized Lease Obligations, in each case arising or entered into by such 100% Subsidiary in the ordinary course of business and otherwise in compliance with this Agreement."

     (c)  Section 9.8(e) is amended and restated in its entirety as follows:

               "(e) Intercompany Loans, Advances or Investments to Company's Significant Domestic Subsidiaries, provided that Intercompany Loans, Advances or Investments to Walbro Capital Trust shall be made only to the extent necessary for payments of the Subordinated Debt which are permitted under the terms of this Agreement;"


     (d)  Section 9.8(h) is amended and restated in its entirety as follows:

               "(h) (A) (i) loans, advances or investments in the DEZ Joint Venture, other than guaranties (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal), in an aggregate principal amount not to exceed $10,000,000 at any time outstanding and (ii) the DEZ Guaranty and (B) loans, advances, or investments, (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or Subsidiary which does not constitute a 100% Subsidiary, expressly excluding for all purposes of this Section 9.8(h)(B) any loan, advance or investment to or in U.S. Coexcell or to or in the DEZ Joint Venture, but including without limitation (i) all other loans, advances or investments permitted under any other provision of this Agreement and (ii) guaranties (including any Joint Venture Guaranty) by the Company or any Subsidiary (valued on the basis of the aggregate amount of the Debt covered by such guaranty) of third party indebtedness of any such Joint Ventures or non-100% Subsidiary, in an aggregate amount, for all such loans, advances, guaranties and investments under clause (B) of this subsection (h) at any time outstanding not to exceed the greater of Twenty-Six Million Dollars ($26,000,000) or twenty percent (20%) of Consolidated Tangible Net Worth;"

     (e) Section 9.13 (Prepayment of Debts) is amended to add, in the fifth line thereof (following the words "the Indebtedness") the words "and, so long as no Default or Event of Default has occurred and is continuing, De Minimis Redemptions".

     (f) Section 9.15 (Capital Expenditures Limitation) is amended and restated in its entirety as follows:




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          "9.15     Capital Expenditures Limitation.   Incur or make Capital
          Expenditures (determined on a Consolidated basis) in aggregate amounts in any fiscal year greater than:

               (a) during its fiscal year ending December 31, 1996, the sum of One Hundred Million Dollars ($100,000,000);

               (b) during its fiscal year ending December 31, 1997, the sum of Sixty-Five Million Dollars ($65,000,000); and

               (c) during its fiscal year ending December 31, 1998, the sum of Fifty-Five Million Dollars ($55,000,000); and

               (d) during each of its fiscal years thereafter, the sum of Forty Million Dollars ($40,000,000);

               in each case on a non-cumulative basis."

     (g)  Section 9.16 is added to the Credit Agreement (immediately following
          Section 9.15), as follows:

               "9.16 Limitation on Operating Leases.  Permit
               Operating Lease Expense for any fiscal year of the Company and its Subsidiaries to exceed, in the aggregate, Eight Million Dollars ($8,000,000)."

     (h) Section 12.10 (Other Increased Costs) is amended to replace the words "Revolving Credit Commitment Fee" wherever they appear with the words "Revolving Credit Facility Fee".

     5. This Second Amendment shall become effective (according to the terms hereof) on the date (the "Effective Date of the Second Amendment") that the following conditions have been fully satisfied by the Company (the "Conditions"):

     (a)  Agent shall have received:

          i) counterpart originals of this Second Amendment, duly executed and delivered by the Company, the Permitted Borrowers and Guarantors, the Agent and the requisite Banks, and in form satisfactory to Agent and the requisite Banks,

          ii) certified copies of resolutions of the Boards of Directors of each of the Company, each of the undersigned Permitted Borrowers which is a Domestic Subsidiary and each of the undersigned Guarantors which is a Domestic Subsidiary (and powers of attorney, where applicable) authorizing, as applicable, the execution and delivery of this Second Amendment, and the performance by the such




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          undersigned parties of each of their respective obligations under the
          Amended Credit Agreement; and

          iii) a certificate of the Secretary or other authorized officer of each of the Company, each of the undersigned Permitted Borrowers which is a Domestic Subsidiary and each of the undersigned Guarantors which is a Domestic Subsidiary certifying the names of the officer or officers of such undersigned parties, as the case may be, authorized to sign this Second Amendment and any other Loan Document including any Request for Advance or Letter of Credit Agreement together with a sample of the true signature of each such officer; and

     (b) Company shall have paid to Agent, for distribution to the Banks, an amendment fee in the amount of $313,687, for distribution to the Banks based on the Percentages;

provided however that, subject to the foregoing, the amendments set forth in paragraphs 3(b), 3(c), and 4(f) of this Second Amendment shall be given retroactive effect to December 31, 1996. With respect to the undersigned Permitted Borrowers and Guarantors which are Foreign Subsidiaries, Company shall deliver or cause to be delivered to Agent, within thirty (30) days of the Effective Date of the Second Amendment, corporate authority documents substantially similar to those identified in subparagraph (a)(ii) and a(iii) of this Section 5 ratifying the execution and delivery by such partner of this Second Amendment; provided that until all such documents have been delivered, no Advances shall be available to any of such Permitted Borrowers.

     6. Within ninety (90) days following the Effective Date of this Second Amendment, Company shall:

     (a) execute and deliver (or cause to be executed and delivered) with respect to Walbro Automotive do Brasil Ltda. ("Walbro Brazil"), a Joinder Agreement to the Permitted Borrowers Guaranty ("Joinder Agreement-Guaranty") duly executed and delivered by Walbro Brazil and a local share pledge (and, if requested by Agent, a joinder agreement to the Guarantor Stock Pledge and Security Agreement) encumbering 65% of the share capital of Walbro Brazil, supported by appropriate authorizing documents in certified form, in each case complying with the applicable requirements set forth in the Credit Agreement; and

     (b) record or file (or cause to be recorded or filed) appropriate financing statements, registrations, collateral and other documents covering the Collateral described in the aforesaid local Brazilian share pledge in such jurisdictions and to take (or cause to be taken) such other steps as necessary or appropriate to perfect the security interests, or other liens granted thereby, in each case complying with the applicable requirements set forth in the Credit Agreement; and




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     (c)  deliver or cause to be delivered legal opinions of Company's U.S. and
          Brazilian counsel covering the Joinder Agreement-Guaranty and the aforesaid Brazilian local share pledge, as applicable, substantially in the form of the comparable legal opinions previously delivered by Company's counsel under the Credit Agreement, in each case complying with the applicable requirements set forth in the Credit Agreement.

Furthermore, each of the Company and each of the Permitted Borrowers hereby agrees that, pursuant to Section 14.7 of the Credit Agreement, upon the written request of the Agent, it will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such amendments to the local share pledges and to the other Collateral Documents as shall be advisable or required under applicable local law to maintain the perfection of the liens granted thereunder and proof that any appropriate financing statements, collateral and other documents covering the Collateral described therein have been executed and delivered by the appropriate parties and recorded or filed in such jurisdictions and such other steps have been taken as necessary to maintain the perfection of the security interests, or other liens granted thereby.

     7. New Schedule 5.1 (setting forth the Pricing Matrix) in the form of
Schedule I hereto shall replace existing Schedule 5.1 the Credit Agreement in its entirety.

     8. Each of Company, the undersigned Permitted Borrowers and the undersigned Guarantors hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Second Amendment and the performance by each of the Company and the undersigned Permitted Borrowers of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained (or as referred to in Section 7.15 of the Amended Credit Agreement) do not require the consent or approval, material to the amendments contemplated in this Second Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this Second Amendment, the Amended Credit Agreement, will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the continuing representations and warranties set forth in Sections 7.1 through 7.20, inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Amended Credit Agreement.

     9. Upon the Effective Date of this Second Amendment, the commitment of the Banks to make Term Loans under the Credit Agreement is terminated. The Company and the Banks acknowledge that no Term Loans are outstanding on the Effective Date of the Second Amendment.

     10. Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, or any of the other Loan Documents, or to constitute a waiver by Banks or Agent of any right or remedy under the Credit Agreement or any of the other Loan Documents.

     11. Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meanings set forth in the Credit Agreement.

     12. This Second Amendment shall be a contract made under and governed by the internal laws of the State of Michigan, and may be executed in counterpart, in accordance with Section 14.10 of the Credit Agreement.

                                    * * *
                   [Signatures follow on succeeding pages]

     IN WITNESS WHEREOF, Company, the Banks and Agent have each caused this Second Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.


COMERICA BANK,                    WALBRO CORPORATION
  as Agent


By:  /s/ Mark B. Grover           By:  /s/ Michael A. Shope
   ----------------------------      ------------------------------
Its:  Vice President              Its:  Treasurer and CFO
    ---------------------------       -----------------------------
One Detroit Center                6242 Garfield Street
500 Woodward Avenue                    Cass City, Michigan 48726
9th Floor MC 3265                 Attn:  Treasurer
Detroit, Michigan 48226                ----------------------------
Attention: Mark B. Grover


BANKS:                            COMERICA BANK



                                  By:   /s/ Mark B. Grover
                                     ------------------------------
                                  Its:  Vice President
                                      -----------------------------
                                       One Detroit Center
                                  500 Woodward Avenue, MC 3265
                                  Detroit, Michigan 48226
                                  Attention: Mark B. Grover
                                  Telephone: (313) 222-9030
                                  Facsimile No. (313) 222-3776



                                  HARRIS TRUST & SAVINGS BANK



                                  By:  /s/ Peter Dancy
                                     -----------------------------
                                  Its:  Vice President
                                      ----------------------------
                                  2 West
                                  111 W. Monroe
                                  Chicago, Illinois  60690
                                  Attn: Peter Dancy
                                  Fax No.: (312) 461-2591

                                  NATIONAL CITY BANK



                                  By:  /s/ Carlton Faison
                                     -------------------------
                                  Its:  Vice President
                                      ------------------------
                                  1900 East 9th Street
                                  Cleveland, Ohio 44114
                                  Attn: Carlton Faison
                                  Fax No.: (216) 575-9396


                                  THE BANK OF TOKYO-MITSUBISHI BANK,
                                    LIMITED, CHICAGO BRANCH



                                  By: /s/ Erich Friess
                                     -------------------------
                                  Its:  Deputy General Manager
                                      ------------------------
                                  Suite 2300
                                  227 West Monroe Street
                                  Chicago, Illinois  60606
                                  Attn: Erich Friess
                                  Fax No.: (312) 696-4535


                                  THE BANK OF NEW YORK



                                  By: /s/ Douglas Ober
                                     -------------------------
                                  Its: Vice President
                                      ------------------------
                                  22nd Floor
                                  One Wall Street
                                  New York, New York  10286
                                  Attn:  William M. Barnum
                                  Fax No.: (212) 635-6434



                                  SOCIETE GENERALE

                                  By:  /s/ Joseph A. Philbin
                                     -------------------------
                                  Its:  Vice President
                                      ------------------------
                                  181 West Madison Street
                                  Suite 3400
                                  Chicago, Illinois  60602
                                  Attn:  Joseph A. Philbin
                                  Fax No.: (312) 578-5099

                                  COOPERATIEVE  CENTRALE  RAIFFEISEN-
                                  BOERENLEENBANK B.A.

                                  "RABOBANK NEDERLAND", NEW YORK BRANCH




                                  By: /s/ David J. Thompson
                                     ---------------------------------
                                  Its:  Vice President
                                      --------------------------------

                                  And By:  /s/ Michel de Kenkely Thege
                                         -----------------------------
                                  Its:  Deputy General Manager
                                      --------------------------------


                                  245 Park Avenue
                                  New York, New York 10167
                                  Attn: Corporate Services
                                        Department
                                  Fax No.: (212) 818-0233


Acknowledged and Agreed by the undersigned (by their respective duly authorized officers or agents, as applicable), all as of the date first set forth above:


                                  WALBRO AUTOMOTIVE CORPORATION,
                                  a Delaware corporation


                                  By:  /s/ Michael A. Shope
                                     --------------------------
                                  Its:  Treasurer
                                      -------------------------


                                  SHARON MANUFACTURING COMPANY,
                                       a Michigan corporation


                                  By:   /s/ Michael A. Shope
                                     --------------------------
                                  Its:   Treasurer
                                      -------------------------

                                  WALBRO ENGINE MANAGEMENT CORPORATION,
                                  a Delaware corporation


                                  By:  /s/ Michael A. Shope
                                     --------------------------
                                  Its:  Treasurer
                                      -------------------------

                                  WHITEHEAD ENGINEERED PRODUCTS, INC.,
                                  a Delaware corporation


                                  By:  /s/ Michael A. Shope
                                     --------------------------
                                  Its:  Treasurer
                                      -------------------------

                                  WALBRO JAPAN, INC., a Japanese
                                  company


                                  By:  /s/ Michael A. Shope
                                     --------------------------
                                  Its:  Attorney-In-Fact
                                      -------------------------

                                  WALBRO AUTOMOTIVE GmbH, a German company


                                  By:  /s/ Jean Marie Julien
                                     --------------------------
                                  Its:  Geschaftsfuhrer
                                      -------------------------

                                  WALBRO NETHERLANDS B.V., a Dutch company


                                  By:   /s/ Michael A. Shope
                                     --------------------------
                                  Its:   Treasurer
                                      -------------------------

                                  WALBRO AUTOMOTIVE S.A, a French company


                                  By:   /s/ Jean Marie Julien
                                     --------------------------
                                  Its:   Director
                                      -------------------------

                                  WALBRO AUTOMOTIVE N.V., a Belgian company

                                  Belgian Company

                                  By: /s/ Jean Marie Julien
                                     -------------------------
                                  Its:  Director
                                      ------------------------

                                  WALBRO AUTOMOTIVE A.S., a
                                  Norwegian company


                                  By:   /s/ Jean Marie Julien
                                     -------------------------
                                  Its:   Director
                                      ------------------------

                                  WALBRO AUTOMOTIVE LIMITED, an
                                  English Company


                                  By:   /s/ Jean Marie Julien
                                     -------------------------
                                  Its:   Director
                                      ------------------------

                                  WALBRO AUTOMOTIVE S.A., a
                                  Spanish company


                                  By:   /s/ Jean Marie Julien
                                     -------------------------
                                  Its:   Director
                                      ------------------------

                               SCHEDULE I (WALBRO LOAN AGREEMENT)

                   Pricing Matrix (Determination of Pricing Levels) [Revised]



------------------------------------------------------------------------------------------------------------------------------------
                           APPLICABLE MARGIN FOR ADVANCES
                             OF THE REVOLVING CREDIT AND               APPLICABLE FEE PERCENTAGE FOR
                                 SWING LINE ADVANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        REVOLVING
                                                                                                                     CREDIT FACILITY
                                                                                                                          FEE ON
                                                                                                        SPECIAL          REVOLVING
                                                                                                        PURPOSE           CREDIT
                                                              EUROCURRENCY-          LETTERS OF        LETTERS OF        AGGREGATE
                                       PRIME-BASED RATE        BASED RATE              CREDIT            CREDIT          COMMITMENT
------------------------------------------------------------------------------------------------------------------------------------

If Funded Debt Ratio is less than 2.5:1.0    0.00%              .4250%                  .55%              1.25%             .20%


If Funded Debt Ratio is greater than or      0.00%                .50%                 .625%              1.25%             .25%
equal to 2.5:1.0, but less than 2.75:1.0



If Funded Debt Ratio is greater than or      0.00%                .70%                 .825%              1.25%             .30%
equal to 2.75:1.0, but less than 3.0:1.0



If Funded Debt Ratio is greater than or      0.00%                .90%                1.025%              1.25%             .35%
equal to 3.0:1.0 but less than 3.25:1.0

If Funded Debt Ratio is greater than or      0.00%               1.25%                1.375%              1.25%             .50%
equal to 3.25:1.0, but less than 3.70:1:0


If Funded Debt Ratio is greater than or      0.00%               1.75%                1.875%              1.25%             .625%
equal to 3.70:1.0
====================================================================================================================================

                                 SCHEDULE II

                        [OTHER REPLACEMENT SCHEDULES]